UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2009

TECHMEDIA ADVERTISING, INC.
(formerly Ultra Care, Inc.)
(Exact name of registrant as specified in its charter)

Commission File Number 000-52945

Nevada	98-0540833
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 3800
Seattle, WA  98104
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 652-3382

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective February 17, 2009, we completed a merger with our wholly-owned subsidiary, TechMedia Advertising, Inc.  As a result, we have changed our name from “Ultra Care, Inc.” to “TechMedia Advertising, Inc.”  We changed the name of our company to better reflect the direction and business of our company.

In addition, effective February 17, 2009, we have effected a twenty-two (22) for one (1) forward stock split of our authorized, issued and outstanding common stock.  As a result, our authorized capital has increased from 50,000,000 shares of common stock to 1,100,000,000 shares of common stock, and correspondingly its issued and outstanding capital increases from 1,960,000 shares of common stock to 43,120,000 shares of common stock.

Item 7.01. Regulation FD Disclosure

The name change and forward stock split both become effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading February 17, 2009, under the new stock symbol “TECM”.  Our new CUSIP number is 878342 104.

Item 9.01. Financial Statements and Exhibits.

99.1	Articles of Merger filed with the Secretary of State of Nevada on January 28, 2009, and which was effective February 17, 2009.

99.2	Certificate of Change filed with the Secretary of State of Nevada on January 28, 2009, and which was effective February 17, 2009.

99.3	News Release dated February 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TechMedia Advertising, Inc.

By:	/s/ Alan Goh
Name:	ALAN GOH
Title:	President and Director

Date: February 20, 2009